Exhibit 5.1

May 17, 2021

Novanta Inc.
125 Middlesex Turnpike
Bedford, Massachusetts
USA  01730

Ladies and Gentlemen:

We have acted as New Brunswick counsel for Novanta Inc., a New Brunswick corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 proposed to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about May 17, 2021 (the “Registration Statement”).

We have examined a copy of the Registration Statement and the prospectus included therein.  The Registration Statement covers the registration of up to 1,750,000 common shares of the Company (the “Shares”), which are issuable by the Company pursuant to the Amended and Restated Novanta Inc. 2010 Incentive Award Plan, as amended (the “Incentive Award Plan”).

We have reviewed the corporate proceedings of the Company with respect to the authorization of the Incentive Award Plan and the issuance of the Shares thereunder and, in particular, the related resolutions of the board of directors of the Company.  We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

We further assume that all Shares issued pursuant to the Incentive Award Plan will be issued in accordance with the terms of the Incentive Award Plan.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered pursuant to the Incentive Award Plan will be validly issued, fully paid and non-assessable.

The opinions set forth herein are limited to the laws of the Province of New Brunswick and we express no opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, including in the prospectus constituting a part thereof, and in any amendment or supplement thereto.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours very truly,

/s/ Stewart McKelvey

Saint John, Canada